As filed with the Securities and Exchange Commission on March 20, 1996
                                             Registration 33-
                                                             ----------
--------------------------------------------------------------------------
--------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------

                                 FORM S-3
                           REGISTRATION STATEMENT
                                  UNDER
                         THE SECURITIES ACT OF 1933

                         --------------------------

                                ADVANTA CORP.
                                -------------
           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
       (State or other Jurisdiction of Incorporation or Organization)

                                 23-1462070
                     (IRS Employer Identification No.)

                        Brandywine Corporate Center
                              650 Naamans Road
                         Claymont, Delaware 19703

                               (302) 791-4400
                         -------------------------
       (Address, including Zip Code, and Telephone Number, including
          Area Code, of Registrant's Principal Executive Office)

                            GENE S. SCHNEYER, ESQ.
                                Advanta Corp.
                        Five Horsham Business Center
                               300 Welsh Road
                      Horsham, Pennsylvania 19044-9808
                               (215) 657-4000
                         -------------------------
         (Name, Address, including Zip Code, and Telephone Number,
                 including Area Code, of Agent for Service)

     Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /

                         -------------------------


                      CALCULATION OF REGISTRATION FEE
                      --------------------------------

--------------------------------------------------------------------------
                                        Proposed    Proposed
                              Amount    Maximum     Maximum
Title of Each Class           to be     Offering    Aggregate   Amount of
of Securities Being           Regis-    Price Per   Offering    Registra-
Registered                    tered     Unit (1)    Price (1)   tion Fee
--------------------------------------------------------------------------
Advanta Corp. Class B
  Common Stock,
  $.01 par value............  1,500,000  $44.00   $66,000,000    $22,757
                              Shares

--------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o). The maximum offering price per share will be determined from time to time by the Registrant. Based on the closing price of the Company's Class B Common Stock on the NASDAQ National Market on March 14, 1996.

                           ---------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------
--------------------------------------------------------------------------

/TABLE

PROSPECTUS
----------

                               ADVANTA [logo]
                               --------------
               DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     Advanta Corp. (the "Company" or "Advanta") hereby offers participation in its Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides investors with a convenient and economical way to purchase the Company's Class B Common Stock, $.01 par value per share ("Class B Stock") and reinvest all or a portion of the cash dividends paid on their Class A Common Stock, $.01 par value per share ("Class A Stock") and Class B Stock. The Class A Stock and the Class B Stock are referred to collectively as "Common Stock." Some of the significant features of the Plan are:

     -- Participants may purchase shares of Class B Stock through the automatic reinvestment of quarterly cash dividends on shares of Class A Stock and/or Class B Stock. Participants must either be a registered owner of at least 25 shares or a beneficial owner of at least one share of a class of Common Stock participating in the Plan to be eligible to participate.

     -- Additional shares may also be purchased through monthly cash investments ("Cash Investments"), subject to a minimum monthly limit of $50 and a maximum monthly limit of $3,000. Cash Investments in excess of $3,000 may be made with the permission of the Company pursuant to a waiver of the $3,000 limit.

     -- Brokerage commissions or service charges will not be charged for purchases made under the Plan.

     -- Shares may be offered from time to time at a discount ranging up to 5% below what is essentially the then current market price, as explained below. The discount may vary among different categories of purchasers. If there is no discount, shares will be purchased at essentially the then-current market price.

     -- The Plan's open enrollment provision permits non-shareholders to participate by making an initial investment in Class B Stock of at least $1,500 through the Plan. No Commission will be charged on such purchase.

     -- Participants' recordkeeping will be simplified because they will receive periodic statements of their accounts.

     -- Participants may deposit Class B Stock certificates held by them and registered in their names into the Plan and thereby avoid the need for safekeeping of certificates.

     -- To fulfill requirements for the Plan, Class B Stock will be purchased directly from the Company or by the Plan administrator in the open market, as determined from time to time by the Company. At present, it is expected that shares usually will be purchased directly from the Company.

     -- A holder of Common Stock through a broker or other nominee name may participate in the Plan either by making an appropriate arrangement with the nominee or by having the Common Stock transferred and registered in the holder's name.

     Participation in the Plan is entirely voluntary, and Participants may terminate their participation at any time. Shareholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

     The last reported sale price of the Class B Stock on the NASDAQ National Market System on March 14, 1996, was $44.00 per share. This Prospectus relates to 1,500,000 shares of Class B Stock offered for purchase under the Plan.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is _______, 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             TABLE OF CONTENTS
                             -----------------

                                                                      PAGE
                                                                      ----

AVAILABLE INFORMATION...............................................    5

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................    5

SUMMARY OF PLAN.....................................................    7

DESCRIPTION OF THE PLAN.............................................   10
     PURPOSE........................................................   10
          What is the purpose of the Plan?..........................   10
     PARTICIPATION..................................................   10
          Who is eligible to participate?...........................   10
     PARTICIPATION CATEGORIES.......................................   10
          What categories are available under the Plan?.............   10
     BENEFITS AND RESTRICTIONS......................................   11
          What are the benefits and restrictions of the Plan?.......   11
     ADMINISTRATION AND INTERPRETATION..............................   12
          Who will administer and interpret the Plan?...............   12
     MINIMUM PARTICIPATION..........................................   13
          What is the Minimum Participation?........................   13
     NON-SHAREHOLDER PARTICIPATION THROUGH OPEN ENROLLMENT..........   13
          How may a non-shareholder become a Participant?...........   13
     ENROLLMENT.....................................................   13
          How and when may an eligible
          person enroll in the Plan and
          become a Participant?.....................................   13
          What are the participation options
          and what does the Authorization
          Form provide?.............................................   14
          When will participation in the Plan begin?................   16
     PURCHASES......................................................   16
          When will shares be purchased under the Plan..............   16
          What is the source of shares to be
          purchased under the Plan?.................................   17
          At what price will shares be purchased?...................   17
          How are Cash Investments made?............................   18
          What limitations apply to Cash Investments?...............   19
          What if a Participant has more than one account?..........   19
          How are waivers of the $3,000 monthly maximum on
          Cash Investments obtained?................................   19
     DISCOUNTS......................................................   21
          When and how will Discounts be established?...............   21
     CERTIFICATES...................................................   21
          Will certificates be issued for share purchases?..........   21
          May a Participant add shares of
          Common Stock to his or her account
          by transferring stock certificates
         that the Participant possesses?.............................  21
     SALE OF SHARES..................................................  22
          Can Participants sell shares held under the Plan?..........  22
     REPORTS.........................................................  23
          What reports will be sent to Participants?.................  23

                                                                      PAGE
                                                                      ----

     WITHDRAWAL......................................................  23
          How may Participants withdraw from the Plan?...............  23
          Will participation end automatically on the
          Participant's death or incompetence?.......................  23
     FEDERAL TAXES...................................................  23
          What are the principal federal income tax
          consequences of participating in the Plan?.................  23
     OTHER PROVISIONS................................................  25
          What happens if a Participant disposes of or
          acquires additional shares of stock?.......................  25
          May shares in the Plan be pledged?.........................  25
          How will a Participant's shares be voted?..................  26
          Who pays the expenses of the Plan?.........................  26
          What are the responsibilities of the Company and
          the Administrator under the Plan?..........................  26
          What happens if the Company issues
          a stock dividend or declares a stock
          split or makes a rights offering?..........................  26
          May the Plan be changed or terminated?.....................  27

USE OF PROCEEDS......................................................  27

INDEMNIFICATION UNDER THE SECURITIES ACT.............................  27

COMMON STOCK DIVIDENDS AND PRICE RANGE...............................  28

PLAN OF DISTRIBUTION.................................................  29

LEGAL OPINION........................................................  29

EXPERTS..............................................................  29

GLOSSARY.............................................................  29

APPENDIX I...........................................................  32


     No persons have been authorized to give any information or to make any representations other than those contained or incorporated in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those to which it relates, or an offer or solicitation with respect to those securities to which it relates to any persons in any jurisdiction where such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information contained or incorporated herein at its date is correct as of any time subsequent to its date.

                           AVAILABLE INFORMATION
                           ---------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of a particular date concerning directors and officers, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements, and other information filed by the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.

     Additional information regarding the Company and the shares of Class B Stock offered hereby is contained in the Registration Statement and the exhibits relating thereto, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Company and the shares of Class B Stock, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the Registration Statement and the exhibits thereto may be obtained from the Commission upon payment of the prescribed fees.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
              -----------------------------------------------

     There are hereby incorporated in this Prospectus by reference the following documents and information heretofore filed with the Commission pursuant to the Exchange Act.

          (a) The Company's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) or (c) under the Securities Act, which contains, either directly or by incorporation by reference, certified financial statements for the year ended December 31, 1994.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995.

          (c) The Company's Current Reports on Form 8-K dated January 24, April 19, July 12, July 20, August 3, August 15, and October 18, 1995.

          (d) All other reports filed pursuant to Section 14(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

          (e)  The Company's definitive proxy statement filed pursuant to
Section 14 of the Exchange Act in connection with the 1995 annual meeting of its shareholders and any definitive proxy statements so filed in connection with any subsequent special meetings of its shareholders.

          (f) The description of the Company's Class B Stock which is contained in its Registration Statement filed on Form 8-A dated April 22, 1992 to register such shares under Section 12 of the Exchange Act, File No. 0-14120, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to the Corporate Secretary, Advanta Corp., 5 Horsham Business Center, 300 Welsh Road, Horsham, PA 19044, Telephone (215) 657-4000.


     The name, address and phone number of the Plan Administrator are:

     If using ordinary mail:            If using a courier service:
     ----------------------             --------------------------

     Mellon Bank, N.A.                  Mellon Bank, N.A.
     Shareholders Investment Service    Shareholders Investment Service
     P.O. Box 750                       Commerce Court
     Pittsburgh, Pennsylvania 15230     4 Station Square, Third Floor
                                        Pittsburgh, Pennsylvania 15219


                 If using telephone, call:  (800) 451-7392
                 -----------------------------------------

                              SUMMARY OF PLAN
                              ---------------


     The following is a summary description of the Advanta Corp. Dividend Reinvestment and Stock Purchase Plan (the "Plan") which is contained herein. Terms used in the summary have the meanings attributed to them in the Plan. A glossary of defined terms, used below with initial capital letters, is included at the end of this Prospectus.

Purpose of Plan          The primary purpose of the Plan is to provide
                         eligible holders of the Company's Class A Stock and Class B Stock and other eligible investors with a convenient and economic method of investing cash dividends and making Cash
                         Investments in shares of Class B Stock without payment of any brokerage commissions or service charges in connection with purchases. The Plan does not permit Participants to invest their cash dividends in, or otherwise purchase, Class A
                         Stock. Only Class B Stock may be purchased under the Plan.

Purchase Price           The Plan provides that Class B Stock to be
                         offered may be either newly issued or treasury shares of Class B Stock to be acquired directly from the Company or Class B Stock purchased on the open market. Under the Plan, the Purchase
                         Price for newly issued shares is the average of the daily high and low sales prices of the Class
                         B Stock during a Pricing Period consisting of the twelve Trading Days preceding the Investment Date
                         (all as more fully described below), and for shares purchased on the open market is the weighted average price paid for such shares. The actual price paid for shares may be reduced below the Purchase Price as described above to the extent of any Discount that may be offered. It is unlikely that a Discount will apply to shares purchased on the open market.

Discount The Company may in its sole discretion establish a discount each month ranging up to 5% (the "Discount") of the Purchase Price that otherwise would be applicable. The Discount may vary from time to time, and may also vary with the amount of the purchase and the category of Participant. Any Discount will be established by the Company after a review of current market conditions, the level of participation, and current and projected capital needs. The Company currently expects to establish a Discount only with respect to Cash Investments in excess of $3,000 pursuant to a written Request for Waiver accepted by the Company.

Cash Investment          Monthly Cash Investments may be made at the
                         option of the Participant, subject to a minimum investment of $50 per calendar month and a maximum investment of $3,000 per calendar month.
                         Cash Investments in excess of $3,000 per month may be made only pursuant to a written Request for Waiver accepted by the Company.

                         Cash Investments of less than $50 and that portion of any Cash Investment which exceeds the maximum monthly purchase limit, unless such limit has been waived, will be returned to the Participant, without interest.

Requests for Waiver      In deciding whether to approve a Request for
                         Waiver, the Company will consider relevant factors including, but not limited to whether shares for the Plan are being acquired from the Company or on the open market, the Company's need for additional funds, the attractiveness of obtaining such funds by the sale of Class B Stock as compared to other sources of funds, the purchase price likely to apply to any sale of Class B Stock, the Participant submitting the request (including the extent and nature of such Participant's prior participation in the Plan, and the number of shares of Common Stock held by such Participant), and the aggregate amount, if any, of Cash Investments in excess of the allowable maximum amounts for which Requests for Waivers have been submitted by all Participants.

                         The Company has no arrangements or
                         understandings, formal or informal, with any person relating to the distribution of shares to be received pursuant to the Plan. Broker-dealers, financial intermediaries and other persons who acquire shares of Class B Stock through the Plan and resell them shortly after acquiring them may be considered to be underwriters within the meaning of the Securities Act.

New Investors            Even if you are not currently an owner of Common
                         Stock, the Plan has a provision (the "Open
                         Enrollment Provision") that permits you to join by making your initial purchase through the Plan itself. To join the Plan in this manner, your initial investment must be in Class B Stock, must be at least $1,500 and, unless the monthly limit has been waived, may not exceed $3,000. No commissions or other charges will be imposed to join the Plan through the Open Enrollment
                         Provision.

Threshold Price          The Threshold Price will be a minimum price
                         applicable to a Cash Investment in Class B Stock in a given month pursuant to a Request for Waiver in excess of $3,000. For each Trading Day during the Pricing Period on which the Threshold Price is not met, one-twelfth of the Cash Investment of each Participant who has submitted a Request for Waiver will be returned without interest.

                         Cash Investments that do not exceed $3,000 per month and the reinvestment of cash dividends in shares of Class B Stock will not be subject to the Threshold Price.

Number of Shares         As of  the date of this Prospectus, 1,500,000
Offered                  shares of Class B Stock were registered under the
                         Securities Act for sale by the Company pursuant to the Plan. Because the Company currently expects to continue the Plan indefinitely, it expects to register additional shares of Class B
                         Stock under the Securities Act from time to time as necessary for purposes of the Plan. See "Plan of Distribution". To the extent that shares purchased under the Plan are purchased on the open market, such shares will not be registered or required to be registered under the Securities
                         Act in connection with the sale of such shares pursuant to the Plan.

Minimum Participation    To be eligible to participate in the Plan with
                         respect to either Class A Stock or Class B Stock, you must either be a "registered holder," a shareholder whose shares of Common Stock are registered in the stock transfer books of Advanta in your name, who owns in one account, at least
                         25 shares of such class at the time you enroll in the Plan and continuously thereafter so long as you remain a Participant; or a beneficial owner of at least one share of such stock.
                         Additionally, in the case of a record owner, you must participate in the Plan to the extent of at least 25 shares of each class for which you participate.

Initial Cost to          None.  All initial costs will be borne by the
the Participate          Company.

                          DESCRIPTION OF THE PLAN
                          -----------------------

PURPOSE
-------

      1.  What is the purpose of the Plan?
          --------------------------------

          The primary purpose of the Plan is to provide the Company's shareholders and other investors with a convenient and economic method of reinvesting cash dividends on Common Stock in, and making Cash Investments in, shares of Class B Stock without payment of any brokerage commissions or service charges in connection with purchases. In addition, purchases of Class B Stock directly from the Company pursuant to the Plan will provide the Company with additional capital for general corporate purposes.


PARTICIPATION
-------------

      2.  Who is eligible to participate?
          ------------------------------

          You may participate in the Plan if you qualify as either of the following: (a) you are a "registered holder," a shareholder whose shares of Common Stock are registered in the stock transfer books of Advanta in your name, or (b) you are a "beneficial owner," a shareholder who has beneficial ownership of shares of Common Stock that are registered in a name other than your name (for example, in the name of a broker, bank or other nominee); provided, however, that to be eligible to participate you must satisfy the Minimum Participation described in Question 6. Registered holders may participate in the Plan directly. If you are not a registered holder, you must either become a registered holder by having your shares transferred into your own name, or you must make arrangements with your broker, bank or other nominee to participate in the Plan on your behalf. Most major brokers, banks and other nominees will make such arrangements on request. See Question 8.

          If you are not currently a shareholder of the Company, you may become a Plan Participant by making an initial investment in Class B Stock of at least $1,500 through the Open Enrollment Provision described in Question 7.

          Your right to participate in the Plan is not transferable to another person apart from a transfer of your underlying shares of Common Stock. The Company reserves the right to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading or arbitrage activities.

          Persons who reside in jurisdictions in which it is unlawful for the Company to permit participation in the Plan are not eligible to participate in the Plan.

PARTICIPATION CATEGORIES
------------------------

      3.  What categories are available under the Plan?
          --------------------------------------------

          If you are a registered or a beneficial owner of Common Stock who meets the Minimum Participation requirement described in Question 6 and you elect to become a Participant in the Plan (a
     "Participant"), you may have cash dividends on all or a portion of your shares of Class A Stock or Class B Stock reinvested automatically in Class B Stock.

          If you wish, you may also make Cash Investments to purchase Class B Stock, subject to a minimum investment of $50 in any month and a maximum investment of $3,000 in any month. See Question 15. You may also make Cash Investments in excess of $3,000 in any month in which the Company accepts your Request for Waiver.

          Additionally, if you are a registered or a beneficial owner of Common Stock who meets the Minimum Participation requirement described in Question 6, you may make Cash Investments even if you do not reinvest dividends on your Common Stock.


BENEFITS AND RESTRICTIONS
-------------------------

      4.  What are the benefits and restrictions of the Plan?
          --------------------------------------------------

          The primary benefits of the Plan are:
          ------------------------------------

          -- You may have the cash dividends on all or a portion of your Common Stock reinvested automatically in shares of Class B Stock.

          -- You may invest in additional shares of Class B Stock by making Cash Investments, subject to an individual minimum limit of $50 per month and an individual maximum limit of $3,000 per month.

          -- Cash Investments in excess of $3,000 per month may be made with the permission of the Company pursuant to a Request for Waiver as described in Question 17.

          -- You pay no brokerage commissions or service charges in connection with your purchases under the Plan. See Question 29.

          -- Your reinvested cash dividends and Cash Investments will be fully invested because the Plan provides for fractional shares to be credited to your account. Additionally, dividends on such fractional shares, as well as whole shares participating in the Plan, will be reinvested automatically in additional shares of Class B Stock and credited to your Plan account.

          -- Shares may be offered from time to time at a Discount ranging up to 5%. The Discount may vary among different categories of purchasers. See Question 18.

          -- You will avoid cumbersome safekeeping of stock certificates for Plan shares credited to your account. You may also deposit in the Plan shares of Class B Stock held by you and registered in your name, thereby avoiding the need for safekeeping of certificates.

          -- Periodic statements reflecting all current activity, including shares purchased and latest Plan account balance, will simplify your recordkeeping.

          The primary restrictions of the Plan are:
          ----------------------------------------

          -- Because the date by which you must decide to make Cash Investments is prior to the Investment Date (as defined herein) for such investments, your investments may be exposed to changes in market conditions. See Question 14.

          -- Due to the Pricing Period, the Purchase Price (as defined herein) for shares purchased through the Plan may exceed (or be less than) the price of acquiring shares of Class B Stock (including transaction costs) on the open market on the related Investment Date. See Questions 11 and 13.

          -- There may be delays between a Participant's instruction to sell Plan Shares and the sale date. There may also be delays in receiving shares withdrawn from the Plan. See Questions 21 and 23.

          -- No interest will be paid on funds held by the Administrator of the Plan pending investment. See Question 14.

          -- Participants who reinvest cash dividends will be treated for federal income tax purposes as having received a dividend on the dividend payment date, giving rise to a tax payment obligation without providing the Participant with immediate cash to pay such tax when it becomes due. See Question 25.

          -- Participants will not know the actual number of shares purchased under the Plan until after the Pricing Period. See Questions 13 and 14.

          -- Shares deposited in a Plan account may not be pledged. See Question 27.

          NEITHER THE COMPANY NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

ADMINISTRATION AND INTERPRETATION
---------------------------------

      5.  Who will administer and interpret the Plan?
          ------------------------------------------

          The Plan will be administered by Mellon Bank, N.A. or such successor administrator as the Company may designate (the "Administrator"). The Administrator acts as agent for Participants, keeps records of Participants' accounts, sends regular account statements to Participants, and performs other duties relating to the Plan. Shares purchased for each Participant under the Plan, and shares of Class B Stock deposited with the Administrator for safekeeping as described in Question 20, will be held by the Administrator on behalf of the Participants, unless and until a Participant requests that a stock certificate for his or her shares be issued, as described in Question 19. An affiliate of the Administrator also serves as dividend disbursement agent, transfer agent and registrar for the Common Stock. Communications with the Administrator should be directed as follows:

     The name, address and phone number of the Plan Administrator are:

     If using ordinary mail:            If using a courier service:
     ----------------------             --------------------------

     Mellon Bank, N.A.                  Mellon Bank, N.A.
     Shareholders Investment Service    Shareholders Investment Service
     P.O. Box 750                       Commerce Court
     Pittsburgh, Pennsylvania 15230     4 Station Square, Third Floor
                                        Pittsburgh, Pennsylvania 15219


                 If using telephone, call:  (800) 451-7392
                 -----------------------------------------


          WHEN CORRESPONDING WITH THE ADMINISTRATOR, WE SUGGEST THAT YOU GIVE YOUR DAYTIME TELEPHONE NUMBER AND AREA CODE.

          The Company has the right to establish procedures for administration of the Plan and to interpret it. Its interpretation will be final, conclusive and binding.


MINIMUM PARTICIPATION
---------------------

      6.  What is the Minimum Participation?
          ---------------------------------

          To be eligible to participate in the Plan with respect to either Class A Stock or Class B Stock, you must either be a "registered holder," a shareholder whose shares of Common Stock are registered in the stock transfer books of Advanta in your name, who owns in one account, of record, at least 25 shares of such class at the time you enroll in the Plan and continuously thereafter so long as you remain a Participant, or a beneficial owner of at least one share of such stock. Additionally, in the case of a registered holder, you must participate in the Plan to the extent of at least 25 shares of such class. These requirements are referred to as the "Minimum Participation."


NON-SHAREHOLDER PARTICIPATION THROUGH OPEN ENROLLMENT
-----------------------------------------------------

      7.  How may a non-shareholder become a Participant?
          ----------------------------------------------

          Even if you are not currently an owner of Common Stock, the Plan's Open Enrollment Provision permits you to join by making your initial purchase of Participating Shares through the Plan itself. To join the Plan in this manner, your initial purchase must be at least $1,500 of Class B Stock.

          No commissions or other charges will be imposed to join the Plan through the Open Enrollment Provision.

ENROLLMENT
----------

     8. How and when may an eligible person enroll in the Plan and become a Participant?
          ----------------------------------------------------------

          If you are a registered holder, you may enroll in the Plan and become a Participant by completing and signing an Authorization Form (enclosed herewith) and returning it to the Administrator at an address set forth in Question 5. An additional Authorization Form may be obtained at any time from the Administrator. If you have your Common Stock registered in more than one name (e.g., joint tenants, trustees), all registered holders of such shares must sign the Authorization Form exactly as their names appear on the account registration.

          If you are a beneficial owner but not a record holder of Common Stock, you must instruct your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf. If a nominee holds shares of a beneficial owner through a securities depository, such nominee may also be required to provide a Broker and Nominee Form (a "B/N Form") to the Administrator in order to participate in the Cash Investment portion of the Plan. See Question
     14.  B/N Forms are available from the Administrator.

          If you are not currently a shareholder of the Company and wish to use the Open Enrollment Provision described in Question 7, your initial investment must accompany your Authorization Form.

          You may enroll in the Plan at any time. Once enrolled, you remain enrolled without further action on your part until you discontinue your participation or until the Plan is terminated. See Question 23 regarding withdrawal from the Plan and Question 32 regarding termination of the Plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another Authorization Form, and execute a stock power form to change the registration of your Plan account, in order to continue participation.

      9.  What are the participation options and what does the
          Authorization Form provide?
          -----------------------------------------------------

          The Authorization Form appoints the Administrator as your agent for purposes of the Plan. It may also direct the Company to pay to the Administrator, for the purchase of additional shares of Class B Stock, all of the cash dividends on (a) the specified number of shares of Common Stock owned by you on the applicable Record Date (subject to the Minimum Participation described in Question 6), and designated by you to be included in the Plan ("Participating Shares") and (b) all whole and fractional shares which have been credited to your Plan account. Shares in your Plan account, other than shares of Class B Stock deposited with the Administrator solely for safekeeping as described in Question 20 ("Safekeeping Shares") are referred to as "Plan Shares". The Authorization Form also may direct the Administrator to purchase additional shares of Class B Stock with any Cash Investments that you make and to reinvest automatically all subsequent dividends on Plan Shares. Cash dividends will continue to be reinvested on the number of Participating Shares and on all Plan Shares (but not Safekeeping Shares) until the Participant specifies otherwise or terminates participation, or the Plan is terminated.

          The Authorization Form provides for the purchase of shares of Class B Stock through the investment options described below, which will apply to only the class or classes of Common Stock specified on such form. If you elect to participate with respect to only Class B Stock held by you, your participation will not cover shares of Class A Stock then owned or subsequently acquired by you. Similarly, if you elect to participate with respect to only Class A Stock, your participation will cover the Class B Common Stock acquired by and held for your account in the Plan, but it will not cover other shares of Class B Stock then owned directly or subsequently acquired directly by you but not through the Plan. You may elect to participate in the Plan with respect to a second class of Common Stock by following the enrollment procedures described herein for the second class.

          If you wish to enroll with respect to both Class A Stock and Class B Stock, you must complete both the Class A portion and Class B portion of the Authorization Form.

          The investment options are as follows:

          (1)  "Full Dividend Reinvestment"

               This option directs the Administrator to invest in accordance with the Plan all cash dividends on all shares of Common Stock then or subsequently owned by you of the class or classes specified by your Authorization Form, and also all cash dividends on your whole and fractional Plan Shares. This option also permits you to make Cash Investments and directs the Administrator to apply such investments towards the purchase of additional shares of Class B Stock in accordance with the Plan.

          (2)  "Partial Dividend Reinvestment"

               This option directs the Administrator to invest in accordance with the Plan all cash dividends on that number of whole shares of the participating class or classes of Common Stock held by you which are designated in the appropriate space on the Authorization Form and on all whole and fractional Plan Shares. This option should be used if you wish to reinvest dividends on some (equal to at least the Minimum Participation) but not all of the Common Stock of the participating class or classes that you own. If this option is selected, you will continue to receive cash dividends in the usual manner on all shares of Common Stock registered in your name or beneficially owned by you but which you have not designated for participation in the Plan. This option also permits you to make Cash Investments and directs the Administrator to apply such investments towards the purchase of additional shares of Class B Stock in accordance with the Plan. It is recommended that nominee firms holding shares in their own firm's street name (i.e., shares not held for the firm by Depository Trust Company or some other depository) use this option, even if they wish to participate with respect to all of the Common Stock they own at the time of enrollment.

          (3)  "Cash Investments Only"

               This option permits you to make Cash Investments and directs the Administrator to apply such investments towards the purchase of additional shares of Class B Stock in accordance with the Plan. If this option is selected, you will continue to receive cash dividends on all shares of Common Stock owned by you in the usual manner (unless you elect thereafter to change your participation category) and the Administrator will apply only Cash Investments received from you towards the purchase of shares of Class B Stock.

          You may select any one of the above three options. IN EACH CASE, CASH DIVIDENDS ON ALL PARTICIPATING SHARES, INCLUDING ALL PLAN SHARES HELD IN YOUR PLAN ACCOUNT, WILL BE REINVESTED, INCLUDING DIVIDENDS ON SHARES OF CLASS B STOCK PURCHASED WITH CASH INVESTMENTS IF YOU HAVE SELECTED THE FULL DIVIDEND REINVESTMENT OPTION, UNTIL YOU SPECIFY OTHERWISE OR WITHDRAW FROM THE PLAN ALTOGETHER, OR UNTIL THE PLAN IS TERMINATED. See Question 23 regarding notification of withdrawal to the Administrator. See Question 31 regarding provisions on shares issued in stock splits or stock dividends and stock acquired on the exercise of rights.

          IF YOU RETURN A PROPERLY EXECUTED AUTHORIZATION FORM TO THE ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT.

          If you own Common Stock of record and also beneficially through one or more brokers, banks or other nominees, each such holding will be treated as a separate holding for purposes of authorizing participation in the Plan (although all such holdings will be aggregated for purposes of applying purchase limitations -- see
     Question 15). To participate in the Plan for all of your holdings, separate Authorization Forms should be submitted by you individually for your record holdings and by each such nominee for your beneficial holdings with it.

     10.  When will participation in the Plan begin?
          -----------------------------------------

          Participation as to dividend reinvestment will commence with the next Investment Date after the Administrator's receipt of the Authorization Form, provided it is received by the Administrator by the Record Date for such investment. Participation as to Cash Investments will commence with the next Investment Date, provided the authorization therefor and the funds to be invested are received by the Cash Due Date for such investment. Cash Investments must be received on or prior to the "Cash Due Date" which is the thirteenth business day preceding the Investment Date, as defined in Question
     11. See Appendix I to determine the applicable Record Date and Cash Due Date. Should the authorization (or the funds to be invested) arrive after the time indicated above, the funds will be returned.


PURCHASES
---------

     11.  When will shares be purchased under the Plan?
          --------------------------------------------

          For a monthly period when there is a cash dividend paid by the Company, reinvested dividends and any Cash Investments under the Plan will be used to purchase shares of Class B Stock on the dividend payment date declared by the Board of Directors (in such case, the "Investment Date"), or if such day is not a business day, the first business day immediately following such date shall be the Investment Date. The "Record Date" for such investments will be the record date declared by the Board of Directors with respect to the dividend. In all other months, Cash Investments will be invested on the 18th of the month, or if such day is not a business day, the first business day following the 18th of the month (in each such case, the "Investment Date"). See Appendix I for information with respect to anticipated dividend payment dates, Record Dates, and other market data.

          Notwithstanding the foregoing, due to regulatory requirements, in instances in which the Class B Stock purchased through the Plan is purchased on the open market the Plan may be required to make such open market purchases over two or more consecutive Trading Days, in which event the first such purchase date will be the Investment Date as defined above.

          THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF DIVIDENDS, AND NOTHING CONTAINED IN THE PLAN OBLIGATES THE COMPANY TO DECLARE OR PAY ANY DIVIDENDS. THE PLAN DOES NOT REPRESENT A CHANGE IN THE COMPANY'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO BE DETERMINED BY THE BOARD OF DIRECTORS BASED UPON THE COMPANY'S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

     12.  What is the source of shares to be purchased under the Plan?
          -----------------------------------------------------------

          Shares of Class B Stock purchased through the Plan may be newly issued or treasury shares purchased directly from the Company, shares purchased through routine open market transactions or shares acquired by a combination of such methods, provided, however, that it is likely that all shares purchased at a Discount will be purchased directly from the Company. The Company will determine the source of the Plan purchases, which may vary from time to time. It is unlikely that a Discount will apply to shares purchased on the open market; however, in such case the Company will supply cash to the Administrator equal to the amount of the Discount.

     13.  At what price will shares be purchased?
          --------------------------------------

          The following answer describes the Purchase Price as though there is no applicable Discount, as described in Question 18. If a Discount applies, the actual price paid for the shares will be the Purchase Price described in this Question 13 reduced by the Discount.

          All shares purchased through the Plan directly from the Company not at a Discount will be acquired at a price to you (in such case, the "Purchase Price") equal to the average of the daily high and low sales prices, computed up to four decimal places, if necessary, of the Class B Stock as reported on the NASDAQ National Market System (the "NMS") for the twelve Trading Days immediately preceding the applicable Investment Date. In the event the Class B Stock subsequently becomes listed on the New York Stock Exchange (the "NYSE"), the Purchase Price will be the average of the high and low sales price of the Class B Stock on the NYSE for such twelve Trading Days. A "Trading Day" means a day on which trades in Class B Stock are reported on the principal market for the Class B Stock. The period encompassing the first twelve Trading Days immediately preceding the applicable Investment Date constitutes the relevant "Pricing Period".

          All shares purchased under the Plan through open market purchases will be acquired on the applicable Investment Date at a price to you (in such case, the "Purchase Price") equal to the average price, computed up to four decimal places if necessary, paid by the Administrator for Class B Stock purchased by the Plan through such open market purchases; provided, however, that due to regulatory requirements, the Plan may be required to make open market purchases over two or more consecutive Trading Days commencing on the Investment Date.

           Purchases made with Cash Investments pursuant to a Request for Waiver may be subject to a Threshold Price, as more fully described in Question 17.

          Although the Company will pay all brokerage fees on shares purchased on the open market, for tax purposes, these fees will be considered as additional dividend income to you. See Question 25. These fees, and the resulting additional dividend income, are not expected to be substantial.

     14.  How are Cash Investments made?
          -----------------------------

          All registered holders, including brokers, banks and other nominees with respect to Common Stock registered in their name on behalf of a beneficial owner, who have submitted a signed Authorization Form are eligible to make Cash Investments at any time. A broker, bank or other nominee, as holder on behalf of a beneficial owner, must utilize a B/N Form for Cash Investments if it holds the Common Stock in the name of a securities depository.

          Shares purchased through Cash Investments will be transmitted as the Participant directs. If the Participant has elected the Full Dividend Reinvestment option, all shares purchased through Cash Investments will become Participating Shares automatically and future cash dividends on such shares will be reinvested through the Plan.
     If any other participation option has been elected, cash dividends on such shares will be sent directly to the Participant and not reinvested automatically through the Plan (unless the owner thereafter enrolls such shares in the Plan).

          The B/N Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of a beneficial owner in the name of a securities depository may invest Cash Investments on behalf of such beneficial owner. A B/N Form must be delivered to the Administrator at an address specified in Question 5 each time the nominee transmits a Cash Investment on behalf of a beneficial owner. B/N Forms will be furnished by the Administrator upon request.

          Non-shareholders may make an initial investment through the Open Enrollment Provision described in Question 7.

          The Administrator will apply all Cash Investments which are received by the close of business on the Cash Due Date to the purchase of shares of Class B Stock at the time specified in Question
     11. Cash Investments received after the applicable Cash Due Date will be returned. NO INTEREST WILL BE PAID ON CASH INVESTMENTS HELD PENDING INVESTMENT OR RECEIVED AFTER THE APPLICABLE CASH DUE DATE.
     IT IS SUGGESTED THEREFORE THAT ANY CASH INVESTMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH THE ADMINISTRATOR AS CLOSE AS POSSIBLE, BUT PRIOR TO, THE RELATED CASH DUE DATE. IF YOU HAVE ANY QUESTIONS REGARDING THE CASH DUE DATE YOU SHOULD CONTACT THE ADMINISTRATOR AT AN ADDRESS OR TELEPHONE NUMBER SET FORTH IN QUESTION 5.

          You should be aware that since investments under the Plan are made as of specified dates, you lose any advantage that otherwise might be available from being able to select the timing of your investment.

          In the event that any check is returned to the Administrator unpaid for any reason, the Administrator will consider the request for a Cash Investment null and void and shall immediately remove from the Participant's account any shares purchased upon credit of such money. The Administrator shall also be entitled to sell these shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy such uncollected amounts, the Administrator shall be entitled to sell additional shares from the Participant's account to satisfy the uncollected balance.

          ALL CASH INVESTMENTS MADE BY CHECK SHOULD BE MADE PAYABLE TO MELLON BANK, N.A. AND MAILED TO THE ADMINISTRATOR AT AN ADDRESS LISTED IN QUESTION 5. OTHER FORMS OF PAYMENT, SUCH AS WIRE TRANSFERS, MAY BE MADE, BUT ONLY IF APPROVED IN ADVANCE BY THE ADMINISTRATOR. INQUIRIES REGARDING OTHER FORMS OF PAYMENTS AND ALL OTHER WRITTEN INQUIRIES SHOULD BE ADDRESSED TO THE ADMINISTRATOR.

     15.  What limitations apply to Cash Investments?
          ------------------------------------------

          MINIMUM/MAXIMUM LIMITS. Cash Investments are subject to a $50 minimum per month, and the Company reserves the right to refuse to accept a Cash Investment in excess of $3,000 per month from any Participant or related or associated group of Participants. Cash Investments of less than $50 and that portion of any Cash Investment which exceeds the $3,000 monthly purchase limit, unless such limit has been waived, will be returned to the Participant, without interest. The Company reserves the right to waive such limits on Cash Investments in its sole discretion.

          For information on the minimum initial investment of new investors joining the Plan through the Open Enrollment Provision, see Question 7.

     16.  What if a Participant has more than one account?
          -----------------------------------------------

          For the purpose of the limitations discussed in the preceding Question 15, the Company may aggregate all reinvestment dividends and Cash Investments for Participants with more than one account using the same Social Security or Taxpayer Identification Number. However, if you have multiple holdings in your own name and through nominees, a separate Authorization Form must be submitted for each holding.
     See the last paragraph of Question 9. For Participants unable to supply a Social Security or Taxpayer Identification Number, their participation may be limited by the Company to only one Plan account.


          For the purpose of such limitations, all Plan accounts which the Company believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless the Company has determined that reinvestment of dividends and Cash Investments for each such account would be consistent with the purposes of the Plan, the Company will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

     17.  How are waivers of the $3,000 monthly maximum on Cash
          Investments obtained?
          ------------------------------------------------------

          REQUEST FOR WAIVER. Cash Investments in excess of $3,000 per month may be made only pursuant to a written request for waiver (a "Request for Waiver") accepted by the Company. To submit a Cash Investment in excess of $3,000 for any monthly period, a Participant must submit a written Request for Waiver no later than two business days prior to the Cash Due Date for such Cash Investments. It is within the Company's sole discretion whether to grant a waiver. In deciding whether to approve such a request, the Company will consider relevant factors including, but not limited to (a) whether shares for the Plan are being acquired from the Company or purchased on the open market, (b) the Company's need for additional funds, (c) the attractiveness of obtaining such funds by the sale of Class B Stock as compared to other sources of funds, (d) the Purchase Price likely to apply to any sale of Class B Stock, (e) the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan, and the number of shares of Common
     Stock held by such Participant, and (f) the aggregate amount, if any, of Cash Investments in excess of the allowable maximum amounts for which requests have been submitted by all Participants. If such requests are submitted for any monthly period for an aggregate amount in excess of the amount the Company is willing to accept, the Company may honor such requests in order of receipt, pro rata or by any other method which the Company determines to be appropriate in its sole discretion.

          To obtain a Request for Waiver form and instructions for completing and returning the form, please contact the Company at
     (800) 299-3150.

          The Plan may be used by the Company to raise additional capital through the sale each month of all or a portion of the shares purchased under the Plan to Participants (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. The Plan is intended for the benefit of long term investors in the Company and not for persons who engage in transactions which may cause aberrations in the price or trading volume of Common Stock. See "Plan of Distribution". The Company reserves the rights to modify, suspend or terminate participation in the Plan by otherwise eligible Participants in order to eliminate practices which are not consistent with the purposes of the Plan.

          THRESHOLD PRICE. The Company may establish for any Pricing Period a minimum price (the "Threshold Price") for Participants desiring to make Cash Investments in excess of $3,000 per month made pursuant to written Requests for Waiver. The Company will, at least three business days prior to each Cash Due Date, determine whether to establish a Threshold Price and, if a Threshold Price is established, its amount, and will so notify the Administrator. The determination whether to establish a Threshold Price and, if a Threshold Price is established, its amount will be made by the Company at its discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

          A Threshold Price established for any Pricing Period will be a stated dollar amount that the average of the high and low sale prices of the Class B Stock on the NMS or, in the event the Class B Stock becomes listed on the NYSE, on the NYSE, for each Trading Day of the relevant Pricing Period must equal or exceed. In the event that the Threshold Price is not met for a Trading Day in the Pricing Period (see Question 13), then that Trading Day and all trading prices for that day will be excluded from the Pricing Period and the determination of the Purchase Price.

          Each Trading Day of a Pricing Period for which the Threshold Price is not met will cause the return of a portion of your Cash Investment. The returned amount will equal one-twelfth of the total amount of the Cash Investment for each Trading Day that the Threshold Price is not met. Thus, for example, if the Threshold Price is not met for three Trading Days, 3/12 (i.e., 25%) of your Cash Investment will be returned without interest to you.

          THE THRESHOLD PRICE AND RETURN PROCEDURE DISCUSSED ABOVE APPLY ONLY TO CASH INVESTMENTS MADE PURSUANT TO WRITTEN REQUESTS FOR WAIVER, BUT NOT MONTHLY CASH INVESTMENTS OF $3,000 OR LESS OR REINVESTMENTS OF DIVIDENDS. SETTING A THRESHOLD PRICE FOR ANY PRICING PERIOD SHALL NOT AFFECT THE SETTING OF A THRESHOLD PRICE FOR ANY SUBSEQUENT PRICING PERIOD.

          For any particular month, the Company may waive its right to set a Threshold Price for Cash Investments that exceed $3,000. Neither the Company nor the Administrator shall be required to provide any written notice to Participants as to the Threshold Price for any Pricing Period. Participants may ascertain whether the Threshold Price applicable to a given Pricing Period has been set or waived, as applicable, by telephoning the Company at (800) 299-3150.


DISCOUNTS
---------

     18.  When and how will Discounts be established.
          ------------------------------------------

          DISCOUNTS. Each month, at least three business days prior to the applicable Cash Due Date, the Company may establish a discount from the Purchase Price that otherwise would be applicable. Such discount (the "Discount") may range up to 5% of the Purchase Price as otherwise determined under the Plan, and may vary each month. The Discount will be established in the Company's sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

          A Discount may apply from time to time, in the Company's sole discretion, to any one or more of the following groups of
     Participants: (a) those who make no Cash Investments and reinvest only dividends, (b) those who make Cash Investments in the $50 to $3,000 range, and (c) those who make Cash Investments in excess of $3,000 pursuant to a Request for Waiver. The Discount will apply uniformly during each month for all Participants within any category, but it may vary from 0% to 5% among categories; provided, that the Company may establish levels of purchases within category (c) with different Discounts to apply to purchasers at different levels (which will apply uniformly within each level).

          Participants may ascertain the Discount applicable to the next Pricing Period by telephoning the Company at (800) 299-3150. Setting a Discount for a particular month will not affect the setting of a Discount for any subsequent monthly purchase.

CERTIFICATES
------------

     19.  Will certificates be issued for share purchases?
          -----------------------------------------------

          All Plan Shares and all Class B Stock deposited for safekeeping with the Administrator pursuant to Question 20 will be held together in the name of the Administrator or its nominee. This service protects against the loss, theft and destruction of certificates. Upon written request, the Administrator will have certificates issued and delivered to you for any full shares credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional shares be issued.

     20. May a Participant add shares of Common Stock to his or her account by transferring stock certificates that the Participant possesses?
          ---------------------------------------------------------------

          You may send to the Administrator for safekeeping all the Class B Stock certificates which you hold. Shares of Class B Stock deposited with the Administrator for safekeeping which are not Participating Shares are referred to herein as "Safekeeping Shares." The Plan will hold the shares purchased for a Participant, and any shares deposited by the Participant with the Plan for safekeeping, until the Participant terminates participation in the Plan. The safekeeping of shares offers the advantage of protection against loss, theft or inadvertent destruction of certificates as well as convenience if and when shares are sold through the Plan. All shares represented by such certificates will be kept in safekeeping in "book entry" form and will be combined with any full and fractional shares then held by the Plan for the Participant. ALL DIVIDENDS ON SHARES HELD BY THE PLAN UNDER THE SAFEKEEPING SERVICE, WHICH SHARES HAVE BEEN DESIGNATED AS PARTICIPATING SHARES, WILL BE REINVESTED FOR THE PARTICIPANT. ALL DIVIDENDS ON SAFEKEEPING SHARES WILL BE PAID TO THE PARTICIPANT IN CASH, AND WILL NOT BE REINVESTED THROUGH THE PLAN.

          To deposit certificates for Class B Stock for safekeeping under the Plan, you must transmit the certificates to the Administrator. Stock certificates as well as all written inquiries about the safekeeping service should be directed to the Administrator. See Question 5. The Participant will bear the risk of the means of transmission selected. It is recommended that certificates be sent by registered mail or a reliable courier service.

          Certificates for either Participating Shares or Safekeeping Shares that have been deposited with the Administrator may be withdrawn by the Participant by submitting a written request to the Administrator.

          Certificates for Class A Stock will not be accepted for safekeeping by the Administrator, even if such shares are Participating Shares.

SALE OF SHARES
--------------

     21.  Can Participants sell shares held under the Plan?
          ------------------------------------------------

          Following receipt of written instructions from you, the Administrator will sell some or all of your Plan Shares or your Safekeeping Shares and will remit to you a check for the proceeds of such sale, less your share of brokerage commissions, service charges and any applicable taxes. Prior written instructions from the Participant must be received at least 48 hours preceding the sale. Shares will be sold at least once per week in routine open market transactions by the Administrator at then current market prices in transactions carried out through one or more brokerage firms.

          This procedure for selling shares may be particularly attractive to holders of small amounts of the Class B Stock, because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs than might otherwise be available to individual Participants in the sale of their shares. The Administrator will impose an administrative charge in connection with sales which will be deducted from proceeds of the sale paid to the Participant.

          Notwithstanding the foregoing, if there are any legal restrictions on or limitations on a Participant's right to sell shares publicly (e.g., because the Participant is a controlling person of the Company), the Administrator will not be obligated to sell such shares.


REPORTS
-------

     22.  What reports will be sent to Participants?
          -----------------------------------------

          Unless you are participating in the Plan through your broker, bank or other nominee, you will receive from the Administrator a detailed statement of your Plan account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total Cash Investments received, total shares purchased (including fractional shares), price paid per share, and total shares held by you in the Plan. These statements should be retained by you to determine your tax cost basis for shares purchased. If you are participating in the Plan through your broker or other nominee, you should contact such entity regarding a statement of your interests in the Plan.

WITHDRAWAL
----------

     23.  How may Participants withdraw from the Plan?
          -------------------------------------------

          You may terminate your enrollment in the Plan by giving written notice to the Administrator, and thereafter all dividends will be sent to you or to the nominee through which your shares are held. In order to terminate participation prior to the usual dividend payment dates in March, June, September or December, written notice must be received by the Record Date for each such quarterly dividend, which Record Date may be in the preceding month. Upon termination, stock certificates for any full shares will be issued in the Participant's name or, upon receipt of written instructions, shares will be sold for the Participant. See Questions 19 and 21. Any fractional shares held in the Plan at the time of termination will be converted to cash on the basis of the then current market price of the Class B Stock. NO SALES OR WITHDRAWALS WHICH WILL RESULT IN A PARTICIPANT'S PLAN ACCOUNT BEING REDUCED TO ZERO WILL BE EXECUTED BETWEEN A DIVIDEND RECORD DATE AND THE FOLLOWING DIVIDEND PAYMENT DATE.

     24. Will participation end automatically on the Participant's death or incompetence?
          ----------------------------------------------------------------

          Participation in the Plan will not terminate automatically upon the death or incompetence of the Participant, even if the Company or the Administrator is aware of such event. However, the Participant's legal representative or successor may terminate further participation in the Plan at any time.


FEDERAL TAXES
-------------

     25. What are the principal federal income tax consequences of participating in the Plan?
          ---------------------------------------------------------

          A Participant will be treated as having received dividend income equal to the fair market value on the Investment Date of shares acquired from the Company with reinvested dividends on the Participant's Participating Shares, plus the amount of any fee charged by the Administrator that is subtracted from the amount reinvested. For this purpose, the fair market value of shares of Class B Stock acquired through the Plan will be equal to the average of the high and low sale prices of shares of Class B Stock on the Investment Date. The fair market value on the Investment Date may differ from the Purchase Price (which is used to determine the number of shares acquired). In the case of shares acquired on the open market with reinvested dividends, a Participant will be treated as having received dividend income equal to the sum of the Purchase
     Price of the shares, the amount of any fee charged by the Administrator that is subtracted from the amount reinvested, plus the Participant's share of any brokerage fees paid by the Company. Thus, a Participant recognizes dividend income even though these amounts are not actually received by the Participant in cash, but are applied to the purchase of shares for the Participant's Plan account. In the case of corporate shareholders, dividends received under the Plan may be eligible for the dividends-received deduction.

          A Participant's tax basis in the shares acquired with reinvested dividends will include any amount the Participant is treated as having received as a dividend reduced by the amount of any fee charged by the Administrator. Generally, a Participant may deduct the fee charged by the Administrator in the year paid, provided that in the case of a Participant who is an individual, such Participant itemizes deductions on his federal income tax return for such year. The holding period for such shares will begin the day after the date that the shares are purchased.

          Upon the purchase of shares from the Company with a Cash Investment, Participants who currently own Common Stock will be treated as having received dividend income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the Investment Date over the Cash Investment. Upon the purchase of shares on the open market with a Cash Investment, Participants who currently own Common Stock will be treated as having received dividend income in an amount equal to the sum of any Discount plus the Participant's share of any brokerage fees paid by the Company. Shares purchased with a Cash Investment will have a tax basis equal to the sum of the Cash Investment plus any amount the Participant is treated as having received as a dividend. The fair market value on an acquisition date may differ from the Purchase Price (which is used to determine the number of shares acquired). A Participant's holding period in such shares will begin on the day after the date the shares are purchased.

          When a Participant receives certificates for whole shares that were credited to the Participant's Plan account, the Participant will
     not realize any taxable income.   However, a Participant who receives
     a cash adjustment for a fraction of a share may realize gain or loss with respect to such fraction equal to the difference between the cash adjustment and the Participant's tax basis in such fraction. Gain or loss may also be realized by the Participant when whole shares are sold, either pursuant to the Participant's request upon withdrawal from the Plan or by the Participant after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount realized by the Participant for the shares and the Participant's tax basis in the shares. Such gain or loss generally will be capital gain or loss if the shares disposed of were held as capital assets by the Participant, and will be long-term capital gain or loss if the shares disposed of were held for more than one year at the date of sale.

          A Participant (other than certain exempt shareholders who establish the exemption to the Administrator's satisfaction, including among others, all corporations and certain foreign individuals and entities) may be subject to 31% backup withholding on dividend income or proceeds from the sale of fractional or whole shares held in the Plan unless the Participant provides to the Administrator its federal taxpayer identification number or social security number (TIN). Backup withholding may also apply if the IRS notifies the Company of under reporting of interest or dividend income by the Participant. If withholding is required on dividend income, the Administrator will reinvest dividends net of the amount of tax withheld. In order to avoid backup withholding, a Participant must provide the Administrator with the Participant's correct TIN on Form W-9 or a substitute Form W-9 provided by the Administrator (or
     Form W-8, Certificate of Foreign Status, with respect to certain foreign Participants). Copies of these forms may be obtained from the Administrator.

          In the case of those foreign Participants whose dividends are subject to U.S. income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends available to be reinvested under the Plan.

          The foregoing discussion is a summary of the principal federal income tax consequences of participating in the Plan and does not constitute tax advice. This summary is based on the current state of federal law and does not take into account possible changes in such law. Any such changes may have retroactive effect and may adversely affect the discussion in this summary. This summary does not address the special tax consequences that may be applicable to certain Participants subject to special tax treatment (including tax-exempt organizations, broker dealers, and foreign shareholders). Participants should consult with their own tax advisors for further information with respect to the federal, foreign, state or local tax consequences of participation in the Plan.


OTHER PROVISIONS
----------------

     26. What happens if a Participant disposes of or acquires additional shares of stock?
          ----------------------------------------------------------------

          The following discussion relates to the class or classes of Common Stock with respect to which a Participant has elected to participate in the Plan. Participants who own both Class B Stock outside of the Plan and Class A Stock should review Question 9.

          If a Participant has elected to have all dividends automatically invested in the Plan and subsequently sells or transfers all or any part of the shares registered in the Participant's name, automatic investment will continue as long as there are shares registered in the name of the Participant or held for the Participant in the Plan by the Administrator (subject to the Minimum Participation requirement described in Question 6) or until termination of enrollment. Similarly, if a Participant has elected the "Full Dividend Reinvestment" option under the Plan (see Question 9) and subsequently acquires additional shares registered in the Participant's name, dividends paid on such shares will automatically be invested until termination of enrollment or until other instructions are given. If, however, a Participant has elected the "Partial Dividend Reinvestment" option and subsequently acquires additional shares which are registered in the Participant's name, dividends on such additional shares will not be invested automatically under the Plan. See Question 9. If a Participant has elected "Partial Dividend Reinvestment" and sells shares, reinvestment will continue on the full number of Participating Shares as long as the Participant owns at least the number of Participating Shares previously specified, or on the number of shares the Participant continues to own, if the Participant owns less than the number previously specified. .

     27.  May shares in the Plan be pledged?
          ----------------------------------

          Shares in the Plan may not be pledged and any purported pledge will be void. If you wish to pledge such shares, you must first withdraw them from the Plan.

     28.  How will a Participant's shares be voted?
          ----------------------------------------

          Class B Stock does not have voting rights generally, and is entitled to vote only under very limited circumstances. The following provisions apply to Class B Stock only in those circumstances. In connection with the exercise of shareholder voting rights, each Participant will receive proxy materials enabling the Participant to vote the Common Stock held by the Participant directly and the Common Stock held for the Participant's account by the Administrator. All shares held by the Administrator will be voted as designated by the Participant on the proxy card. If a Participant does not vote by proxy or in person and does not otherwise instruct the Plan to the contrary, stock held for the Participant's account by the Administrator will not be voted.

          If the Participant owns Class B Stock not deposited with the Administrator, the Participant will vote those shares in the normal manner, even if they are Participating Shares; the Administrator will not be involved in the voting of such shares.

     29.  Who pays the expenses of the Plan?
          ----------------------------------

          There are no brokerage commissions or service charges on shares purchased from the Company for a Participant's account. Brokerage fees on shares purchased on the open market for a Participant's account will be paid by the Company and, for tax purposes, these fees will be considered as additional dividend income to the Participants. All costs of administering the Plan will be paid by the Company, except as stated below and except for brokerage commissions in connection with sales under the Plan and the costs of any broker, bank or other nominee (other than the Administrator) which holds shares on behalf of a Participant. When full or fractional shares are sold for a Participant's account, the Plan will first deduct any applicable brokerage commissions and taxes before remitting the balance to the Participant.

          The Administrator will charge nominal fees for various services including, but not limited to, sales of shares, preparing transcripts of accounts (in addition to normal monthly statements) and other special requests. These charges must be borne by Participants. A fee schedule is available from the Administrator.

     30.  What are the responsibilities of the Company and the
          Administrator under the Plan?
          -----------------------------------------------------

          Neither the Company nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

          THE PARTICIPANT SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED FOR A PARTICIPANT UNDER THE PLAN.

     31. What happens if the Company issues a stock dividend or declares a stock split or makes a rights offering?
          ---------------------------------------------------------------

          Any Class B Stock distributed by the Company as a result of a stock dividend or a stock split on Plan Shares or Safekeeping Shares held under the Plan for a Participant will be credited to the Participant's account as additional Plan Shares or Safekeeping Shares, respectively.

          With respect to shares issued through stock dividends or splits on Participating Shares not held by the Administrator: (a) if the Participant has elected the Full Dividend Reinvestment option (see Question 9), the newly issued shares will become Participating Shares automatically, and (b) if the Participant has elected the Partial Dividend Reinvestment option (see Question 9), the newly issued shares will not become Participating Shares unless the Participant subsequently enrolls such shares under the Plan.

          In the event that the Company makes rights available to holders of its Class B Stock to purchase additional shares or other securities, the rights issuable with respect to the Plan Shares and Safekeeping Shares will be distributed directly to the Participants, who will be free to exercise or otherwise dispose of the rights. If a Participant has elected the Full Dividend Reinvestment option, any Class B Stock acquired by him on the exercise of rights will become Participating Shares automatically. If a Participant has elected the Partial Dividend Reinvestment option, any Class B Stock acquired by the exercise of rights will not become Participating Shares unless the Participant subsequently enrolls such shares under the Plan.

     32.  May the Plan be changed or terminated?
          --------------------------------------

          The Company intends the Plan to continue indefinitely. However, the Company reserves the right to amend, modify, suspend or terminate the Plan at any time. Participants will be notified in writing of any material changes in the Plan.

USE OF PROCEEDS
---------------

          The proceeds to the Company from Class B Stock sold by it pursuant to the Plan will be used for general corporate purposes.


INDEMNIFICATION UNDER THE SECURITIES ACT
----------------------------------------

          Except in limited circumstances, the Company is required by provisions in its Restated Certificate of Incorporation to indemnify its directors and officers against liability incurred by them as a result of their service in those capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

COMMON STOCK DIVIDEND AND PRICE RANGE

          The Company has paid quarterly cash dividends on its Class A Stock and its Class B Stock for each full quarter since the third quarter of 1989 and the second quarter of 1992, respectively. Such dividends (adjusted for a three-for-two stock split in October 1993) were paid as follows since the beginning of 1993.

               Year                     Class A        Class B
               ----                     -------        -------

               1993 First Quarter       $0.033         $0.040
                    Second Quarter       0.042          0.050
                    Third Quarter        0.042          0.050
                    Fourth Quarter       0.05           0.06

               1994 First Quarter        0.05           0.06
                    Second Quarter       0.05           0.06
                    Third Quarter        0.05           0.06
                    Fourth Quarter       0.067          0.08

               1995 First Quarter        0.067          0.08
                    Second Quarter       0.067          0.08
                    Third Quarter        0.067          0.08
                    Fourth Quarter       0.09           0.108

               1996 First Quarter        0.09           0.108

/TABLE

          The following table shows the high and low sales prices of the Company Class B Stock as reported on the NMS:


               Year                     High           Low
               ----                     ----           ---

               1994 Third Quarter       $34.75         $26.50
                    Fourth Quarter       30.50          23.25

               1995 First Quarter        32.25          24.50
                    Second Quarter       38.75          30.75
                    Third Quarter        42.50          36.00
                    Fourth Quarter       45.00          35.13

               1996 First Quarter
                      through March
                                    ---



          The last reported sale price of Class B Stock on the NMS on March 14, 1996 was $44.00 per share.

          The price of the Company's stock varies over time and neither the price of the stock nor any dividends thereon are guaranteed by the Administrator, the Company, any governmental authority or otherwise.


PLAN OF DISTRIBUTION
--------------------

          In connection with the administration of the Plan, the Company may be requested to approve Cash Investments in excess of the allowable maximum amounts on behalf of Participants pursuant to Requests for Waiver, including Participants engaged in the securities business. In deciding whether to approve such a request, the Company will consider relevant factors including, but not limited to whether shares for the Plan are being acquired from the Company or purchased on the open market, the Company's need for additional funds, the attractiveness of obtaining such funds by the sale of Class B Stock in comparison to other sources of funds, the purchase price likely to apply to any sale of Class B Stock, the Participant submitting the request, including the extent and nature of such Participant's prior participation in the Plan, the number of shares of Common Stock held of record by such Participant, and the aggregate amount, if any, of Cash Investments in excess of the allowable maximum amounts for which requests have been submitted by all Participants.

          Persons who acquire shares of Class B Stock through the Plan and resell them shortly before or after acquiring them (including coverage of short positions), under certain circumstances, may be participating in a distribution of securities that would require compliance with Rule 10b-6 under the Exchange Act and may be considered to be underwriters within the meaning of the Securities
     Act. The Company will not extend to any such person any rights or privileges other than those to which it would be entitled as a Participant, nor will the Company enter into any agreement with any such person regarding such person's purchase of such shares or any resale or distribution thereof. The Company may, however, approve requests for waiver by such persons in excess of the $3,000 monthly maximum on Cash Investments. If such requests are submitted for any

     Investment Date for an aggregate amount in excess of the amount the Company is willing to accept, the Company may honor such requests in order of receipt, pro rata or by any other method which the Company determines to be appropriate in its sole discretion.


LEGAL OPINION
-------------

          Gene Schneyer, Esquire, Vice President, Secretary and General Counsel of the Company has rendered an opinion that any shares of Class B Stock sold by the Company pursuant to the terms of the Plan will be duly authorized, fully paid and non-assessable.


EXPERTS
-------

          The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.


GLOSSARY
--------

          The following terms used in this Prospectus shall have the meanings set forth below unless the context otherwise requires:

          "Administrator" shall mean Mellon Bank, N.A. or such successor Administrator as the Company may designate.

          "Authorization Form" shall mean the form by which a Participant elects to enroll in the Plan, as described in Question 8.

          "B/N Form" shall mean a Broker and Nominee Form which must be supplied on behalf of Participants who own their shares through a nominee, if the nominee holds the Participant's shares through a securities depository and the Participant wishes to make Cash Investments as discussed in Questions 8 and 14.

          "Cash Due Date" shall mean the date which is the thirteenth business day preceding each Investment Date.

          "Cash Investments" shall mean optional investments of cash a Participant may make in the Plan during any month, subject to a $50 minimum and a $3,000 maximum (unless the maximum is waived) on each such monthly investment.

          "Class A Stock" shall mean the Company's Class A Common Stock, $.01 par value per share.

          "Class B Stock" shall mean the Company's Class B Common Stock, $.01 par value per share.

          "Commission" shall mean the Securities and Exchange Commission.

          "Common Stock" shall mean collectively the Class A Stock and Class B Stock.

          "Company" shall mean Advanta Corp., a Delaware corporation.

          "Discount" shall mean the discount, determined in accordance with Question 18, from the Purchase Price otherwise applicable, that may range up to 5% of the Purchase Price as otherwise determined under the Plan.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Full Dividend Reinvestment" shall mean one of the forms of participation described in Question 9.

          "Investment Date" shall mean the date on which an investment is scheduled to be made, as described in Question 11.

          "Minimum Participation" shall mean the minimum with respect to the number of shares of Class A Stock or Class B Stock that must be owned and that must participate in the Plan, as more fully described in Question 6.

          "NMS" shall mean the NASDAQ National Market System.

          "NYSE" shall mean the New York Stock Exchange.

          "Open Enrollment Provision" shall mean the provision that permits non-shareholders to join the Plan by making a purchase of at least $1,500 of Class B Stock as described in Question 7.

          "Partial Dividend Reinvestment" shall mean one of the forms of participation described in Question 9.

          "Participant" shall mean a registered holder or beneficial owner of Common Stock who elects to participate in the Plan.

          "Participating Shares" shall mean the number of shares designated by the Participant to participate in the Plan together with the Participant's Plan Shares.

          "Plan" shall mean the Company's Dividend Reinvestment and Stock Purchase Plan that is contained in this prospectus.

          "Plan Shares" shall mean whole and fractional shares of Class B Stock which have been credited to a Participant's Plan account (excluding Safekeeping Shares, which are not Participating Shares).

 .         "Pricing Period" shall mean the first 12 Trading Days
     immediately preceding the applicable Investment Date as described in Question 13.

          "Purchase Price" with respect to Plan Shares issued by the Company shall mean the price at which Plan Shares will be purchased directly from the Company as described in Question 13, before the application of any Discount; and " Purchase Price" with respect to Plan Shares purchased on the open market shall mean the average price, computed up to four decimal places if necessary, paid by the Administrator, all as more fully described in Question 13, before the application of any Discount.

          "Record Date" shall mean the record date with respect to each investment as described in Question 11.

          "Request for Waiver" shall mean a request to waive the $3,000 per month maximum on Cash Investments, as described in Question 17.

          "Safekeeping Shares" shall mean shares of Class B Stock deposited with the Administrator for safekeeping that are not Participating Shares, and the cash dividends thereon will not be reinvested through the Plan. See Question 20.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Threshold Price" shall mean a minimum price established for any Pricing Period for the purchase of shares with Cash Investments in excess of $3,000 per month made pursuant to a written Request for Waiver as described in Question 17.

          "Trading Day" shall mean a day on which trades of Class B Stock are reported on the principal market for the Class B Stock.

                                APPENDIX I
                                 ----------

         (C)                  (D)                   (E)
         THRESHOLD PRICE
         AND DISCOUNT,        "WAIVER"
         IF ANY,              REQUEST
CYCLE    WILL BE SET BY;      DUE DATE              RECORD DATE
-----    -----------------    ------------------    -----------------

  B      APRIL 26, 1996       APRIL 29, 1996

  A      MAY 24, 1996         MAY 28, 1996          MAY 31, 1996

  B      JUNE 25, 1996        JUNE 26, 1996

  B      JULY 26, 1996        JULY 29, 1996

  A      AUGUST 26, 1996      AUGUST 27, 1996       AUGUST 30, 1996

  B      SEPTEMBER 26, 1996   SEPTEMBER 27, 1996

  B      OCTOBER 25, 1996     OCTOBER 28, 1996

  A      NOVEMBER 22, 1996    NOVEMBER 25, 1996     NOVEMBER 29, 1996

  B      DECEMBER 26, 1996    DECEMBER 27, 1996

  B      JANUARY 24, 1997     JANUARY 27, 1997

  A      MARCH 3, 1997        MARCH 4, 1997         MARCH 7, 1997

  B      MARCH 26, 1997       MARCH 27, 1997




         (F)                  (G)                   (H)
         CASH DUE             PRICING PERIOD        INVESTMENT
CYCLE    DATE                 START DATE            DATE
-----    -----------------    ------------------    -----------------

  B      MAY 1, 1996          MAY 2, 1996           MAY 20, 1996

  A      MAY 30, 1996         MAY 31, 1996          JUNE 18, 1996

  B      JUNE 28, 1996        JULY 1, 1996          JULY 18, 1996

  B      JULY 31, 1996        AUGUST 1, 1996        AUGUST 19, 1996

  A      AUGUST 29, 1996      AUGUST 30, 1996       SEPTEMBER 18, 1996

  B      OCTOBER 1, 1996      OCTOBER 2, 1996       OCTOBER 18, 1996

  B      OCTOBER 30, 1996     OCTOBER 31, 1996      NOVEMBER 18, 1996

  A      NOVEMBER 27, 1996    NOVEMBER 29, 1996     DECEMBER 17, 1996

  B      DECEMBER 31, 1996    JANUARY 2, 1997       JANUARY 20, 1997

  B      JANUARY 29, 1997     JANUARY 30, 1997      FEBRUARY 18, 1997

  A      MARCH 6, 1997        MARCH 7, 1997         MARCH 25, 1997

  B      APRIL 1, 1997        APRIL 2, 1997         APRIL 18, 1997


     A.   Cash Investments and reinvestment of cash dividends.
                           ---

     B.   Cash Investments only.

     C. The Threshold Price and the Discount, if any, will be established three business days prior to the Cash Due Date.

     D. Shareholders/Participants requesting "waiver," must submit by this date, which is two business days prior to the Cash Due
          Date.

     E. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) will be established by the Board of Directors.

     F. The Cash Due Date will be the thirteenth business day immediately preceding the Investment Date.

     G. The Pricing Period will be the twelve consecutive Trading Days ending on the Trading Day immediately preceding the Investment
          Date.


     H. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid, and in any other month the 18th calendar day of such month; provided, however, if either the dividend payment date or such 18th day falls on a date when the NMS or NYSE, as applicable, is closed, the Investment Date will be the next day on which the NMS is open.



     Unless further notice is given, the cycle in and future periods will be the same as above, except that if any date listed above is not a business day, the date will be deferred or advanced slightly.



                         U.S.EQUITY
                         MARKETS CLOSED IN 1996
                         ----------------------

                         New Years Day            January 1
                         Presidents Day           February 19
                         Good Friday              April 5
                         Memorial Day             May 27
                         Independence Day         July 4
                         Labor Day                September 2
                         Thanksgiving Day         November 28
                         Christmas Day            December 25

              Part II.  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following sets forth the expenses in connection with the issuance and distribution of the Securities being registered:

Securities and Exchange Commission registration fee............. $22,757
Printing and Engraving..........................................  15,000
Blue Sky fees and expenses......................................   1,800
Legal fees and expenses.........................................  35,000
Accounting fees and expenses....................................   5,000
Miscellaneous...................................................   5,443
                                                                 -------
     Total...................................................... $85,000
                                                                 =======

     The foregoing, except for the Securities and Exchange Commission registration fee, are estimates.


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The By-Laws of Registrant provide that Registrant shall indemnify any director, officer, employee or agent of Registrant to the fullest extent now or hereafter permitted by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of Registrant may, by resolution, indemnify any person other than a director, officer, employee or agent of Registrant for liabilities incurred in connection with services rendered for or at the request of Registrant or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation limits the personal liability of Registrant's directors to Registrant or its stockholders for monetary damages for certain breaches of fiduciary duty. Registrant maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.


Item 16.  Exhibits.

Item                Description
----                -----------

  3.3 Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to Registrant's Registration Statement Form S-3 (File No. 33-53475), filed June 10, 1994).
  3.4 By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3.11 to Registrant's Current Report on Form 8-K dated December 22, 1994, filed on the same date).
  4.1 Specimen of Class B Common Stock Certificate (incorporated by reference to Registrant's Form 8-A dated April 22, 1992).

  4.2 Certificate of Designations, Preferences, Rights and Limitations of Advanta Corp.'s 6-3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Report on Form 8-K dated August 15, 1995).
  5.1 Opinion and consent of Gene S. Schneyer, Vice President, Secretary and General Counsel of Registrant, as to the legality of the shares being offered.
 23.1     Consent of Arthur Andersen LLP.
 23.2 Consent of Gene S. Schneyer, Vice President, Secretary and General Counsel of Registrant (included in his opinion filed as Exhibit 5.1 hereto).
 24.1     Power of Attorney (set forth on signature page).


Item 17.  Undertakings.

          (a)  The undersigned Registrant  hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the Class B Stock offered therein, and the offering of such Class B Stock at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the Class B Stock being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Horsham Township, Montgomery County, Commonwealth of Pennsylvania, on March 18, 1996.

                                        Advanta Corp.



                                        By: /s/ Richard A. Greenawalt
                                        -------------------------
                                        Richard A. Greenawalt,President
                                        and Chief Operating Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Alter, Richard A. Greenawalt, William A. Rosoff, Alex W. Hart, John J. Calamari or David D. Wesselink, and any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could so in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities with Registrant on March 18, 1996.

          Signature                          Positions
          ---------                          ---------

/s/ Dennis Alter                        Chairman of the Board and Director
---------------------------------
Dennis Alter

/s/ Alex W. Hart                        Chief Executive Officer and
---------------------------------       Director (Principal Executive
Alex W. Hart                            Officer)


/s/ Richard A. Greenawalt               President, Chief Operating Officer
---------------------------------       and Director
Richard A. Greenawalt


/s/ William A. Rosoff                   Vice Chairman and Director
---------------------------------
William A. Rosoff

          Signature                          Positions
          ---------                          ---------

/s/ David D. Wesselink                  Senior Vice President and Chief
---------------------------------       Financial Officer (Principal)
David D. Wesselink                      Financial Officer)


/s/ John J. Calamari                    Vice President, Finance, and Chief
---------------------------------       Accounting Officer (Principal
John J. Calamari                        Accounting Officer)


/s/ Arthur P. Bellis                    Director
---------------------------------
Arthur P. Bellis


/s/ Max Botel                           Director
---------------------------------
Max Botel


/s/ Richard J. Braemer                  Director
---------------------------------
Richard J. Braemer

/s/ Anthony P. Brenner                  Director
---------------------------------
Anthony P. Brenner


/s/ William C. Dunkelberg               Director
---------------------------------
William C. Dunkelberg


/s/ Robert C. Hall                      Director
---------------------------------
Robert C. Hall


/s/ Warren Kantor                       Director
---------------------------------
Warren Kantor


/s/ James E. Ksansnak                   Director
---------------------------------
James E. Ksansnak

          Signature                          Positions
          ---------                          ---------

/s/ Ronald J. Naples                    Director
---------------------------------
Ronald J. Naples


/s/ Phillip A. Turberg                  Director
---------------------------------
Phillip A. Turberg

                             INDEX OF EXHIBITS
                             -----------------


Item                     Description                             Page No.
----                     -----------                             --------


  3.3     Restated Certificate of Incorporation of Registrant
          (incorporated by reference to Exhibit 4.1 to Pre-
          Effective Amendment No. 1 to Registrant's Registration
          Statement Form S-3 (File No. 33-53475), filed
          June 10, 1994).

  3.4 By-Laws of Registrant, as amended (incorporated by reference to Exhibit 3.11 to Registrant's Current
          Report on Form 8-K dated December 22, 1994, filed on the same date).

  4.1     Specimen of Class B Common Stock Certificate
          (incorporated by reference to Registrant's
          Form 8-A dated April 22, 1992).

  4.2 Certificate of Designations, Preferences, Rights and Limitations of Advanta Corp.'s 6-3/4%
          Convertible Class B Preferred Stock, Series 1995
          (Stock Appreciation Income Linked Securities (SAILS))
          (incorporated by reference to Exhibit 4.3 to the Registrant's Report on Form 8-K dated August 15, 1995).

  5.1     Opinion and consent of Gene S. Schneyer,
          Vice President, Secretary and General Counsel of Registrant, as to the legality of the shares being offered.

 23.1     Consent of Arthur Andersen LLP.

 23.2     Consent of Gene S. Schneyer, Vice President,
          Secretary and General Counsel of Registrant
          (included in his opinion filed as Exhibit 5.1 hereto).

 24.1     Power of Attorney (set forth on signature page).